Exhibit 23.1

Consent of Independent Auditors

SafeStitch Medical, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-191011, No. 333-190184, and No. 333-161291) of SafeStitch Medical, Inc. of our report dated May 30, 2013, relating to the financial statements of TransEnterix, Inc. as of and for the year ended December 31, 2012, which appears in this Form 8K.

/s/ BDO USA, LLP

Raleigh, North Carolina

September 6, 2013